FORM OF

STOCK PURCHASE AGREEMENT

Stock Purchase Right Issued (#) ____

STOCK PURCHASE CERTIFICATE

THIS IS TO CERTIFY that Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), has offered you (the “Purchaser”) the right to purchase shares of the Company’s Common Stock (the “Stock” or “Shares”) under its 2006 Stock Incentive Plan (the “Plan”), as follows:

Name of Purchaser:

Address of Purchaser:

Number of Shares:

Purchase Price:	$

Offer Grant Date:

Offer Expiration Date:	30 Days after the Offer Grant Date

Vesting Commencement Date:

Vesting Schedule:

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Stock Purchase Agreement, and which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Agreement, Purchaser hereby irrevocably elects to exercise the purchase rights granted pursuant to the Stock Purchase Agreement and to purchase ________ shares of Stock of Ironclad Performance Wear Corporation, and herewith encloses payment of $ ____________ in payment of the purchase price of the shares being purchased.

PURCHASER:	COMPANY:
By:_________________________________ Print name:___________________________	By:_______________________________________ Its:_______________________________________

ANNEX I

2006 STOCK INCENTIVE PLAN:
STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into on the execution date of the Stock Purchase Certificate to which it is attached (the “Certificate”), by and between Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), and the Director, Employee or Consultant (“Purchaser”) named in the Certificate.

Pursuant to the 2006 Stock Incentive Plan (the “Plan”), the Administrator of the Plan has authorized the grant to Purchaser of the right to purchase shares of the Company’s Common Stock, upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defied herein shall have the meanings ascribed to them in the Plan.

SECTION 1:  THE OFFER.

1.1  Offer of the Stock. The company hereby offers to sell to purchaser the number of shares of stock set forth in the certificate at the price and subject to the restrictions set forth in this Agreement (the shares of stock which you purchase under this agreement are referred to as the “Stock” or “Shares”).

1.2  Purchase Price. The Purchase Price for the Stock is set forth in the Certificate.

1.3  Payment For The Stock. Purchaser may pay for the stock by delivering to the company the purchase price in the form of either (i) cash or a check or (ii) your promissory note, in the form of the Promissory Note attached to this agreement as Exhibit A. If Purchaser pays for the stock by delivery of the Promissory Note, Purchaser must also deliver to the company at the same time one executed copy of both the Security Agreement attached as Exhibit B and the Stock Assignment attached as Exhibit C. [NOTE: PAYMENT BY PROMISSORY NOTE NOT PERMITTED FOR DIRECTORS AND CERTAIN OFFICERS.]

1.4  Expiration of Offer. This offer expires at 5:00 p.m. on the date set forth in the certificate.

SECTION 2:  ACCEPTANCE OF THE OFFER.

There is no obligation to exercise the rights granted to you under this Agreement, in whole or in part. Purchaser may purchase fewer shares than the number offered to Purchaser in this Agreement. If Purchaser decides to accept the offer and purchase any shares offered, Purchaser must do the following:

2.1  Complete Documents. Complete, sign and date one copy of the Certificate, and, if Purchaser is paying by delivery of a promissory note, one copy each of the attached Promissory Note, Security Agreement and Stock Assignment;

2.2  Spousal Consent. If Purchaser is married, Purchaser must have his or her spouse sign and date one copy of the attached Spousal Consent; and

2.3  Deliver to Company. Deliver to the Company on or before the time the offer expires, the signed copy of this Agreement, the Spousal Consent, and payment for the Stock, in cash, by check or by the Promissory Note. If Purchaser is paying for the stock by the Promissory Note, Purchaser must also deliver to the Company the executed copies of the Promissory Note, the Security Agreement and the Stock Assignment.

Purchaser should retain a copy of all of the signed documents for his or her files, and if Purchaser does so, Purchaser should mark the retained copy of the Promissory Note “COPY.” THE SIGNED PROMISSORY NOTE IS A NEGOTIABLE INSTRUMENT AND IS ENFORCEABLE AGAINST PURCHASER BY ANY HOLDER OF THE PROMISSORY NOTE, AND ANY ADDITIONAL SIGNED COPIES WHICH ARE NOT MARKED “COPY” MAY ALSO BE NEGOTIABLE INSTRUMENTS WHICH ARE ENFORCEABLE AGAINST PURCHASER BY THEIR HOLDER.

SECTION 3:  RESTRICTIONS ON THE STOCK.

3.1  Restrictions on Transfer of Shares. Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value (each a “Transfer”) or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Stock. The Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

3.1.1  The Shares are Transferred pursuant to and in conformity with: (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) or (y) an exemption from registration under the Act; and (ii) the securities laws of any state of the United States; and

3.1.2  Purchaser has, prior to the Transfer of such Shares, and if requested by the Company, provided all relevant information to the Company’s counsel so that upon the Company’s request, the Company’s counsel is able to deliver, and actually prepares and delivers to the Company a written opinion that the proposed Transfer is: (i) (x) pursuant to a registration statement which has been filed with the Commission and is then effective or (y) exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder; and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

3.1.3  Notwithstanding any portion of the foregoing to the contrary, and subject to Section 3.2, the Purchaser may transfer Stock as follows:

3.1.3.1  By will or intestate succession or by transfer by instrument to a trust providing that the Stock is to be passed to one or more beneficiaries upon death of the trustor; or

3.1.3.2  To the Purchaser’s “immediate family,” as that term is defined in the Plan (together, “Transferee”).

Provided, however, in either case the Transferee must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Stock, then this Section 3 will apply to the Transferee to the same extent as to the Purchaser.

3.2  Additional Restrictions on Transfer of Non-Vested Shares. Purchaser agrees, for himself or herself and for his or her heirs, successors and assigns, that Purchaser shall have no right or power under any circumstance to Transfer any interest in shares of the Stock which are “Non-Vested Shares,” as determined by the schedule set forth in the Certificate, except to the Company. As used in this Agreement, “Vested Shares” means all shares of the Stock which Purchaser has the right to Transfer at a specified point in time and “Non-Vested Shares” means all shares of the Stock which Purchaser does not have the right to Transfer at a specified point in time. The Certificate sets forth the vesting schedule.

3.3  Company’s Repurchase Right.

3.3.1  Scope of Repurchase Right. The Company shall have the right (but not an obligation) to repurchase any Non-Vested Shares acquired under this Agreement (the “Restricted Stock”), as provided in this Section 3.3 (collectively, the “Right of Repurchase”).

3.3.2  Repurchase Price. The Right of Repurchase shall be exercisable at a price equal to the Purchase Price of the Restricted Stock identified in the Certificate. The Right of Repurchase shall in all cases be subject to Section 3.3.4 hereof.

3.3.3  Exercise Period. The Right of Repurchase shall be exercisable only during the 90-day period following the later of (i) the date when the Purchaser’s service as an Employee, outside Director or Consultant (“Service”) terminates for any reason, with or without cause, including (without limitation) death or disability, or (ii) the purchase of the Restricted Stock under this Agreement after the date of termination of Service.

3.3.4  Rights of Repurchase Adjustments. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, an extraordinary dividend payable in a form other than stock, recapitalization, combination or reclassification, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Right of Repurchase; and (ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Right of Repurchase; provided, however, that the aggregate Repurchase Price payable for the Restricted Stock shall remain the same.

3.3.5  Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with this Section 3, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

3.3.6  Escrow. Upon issuance, the certificates for Non-Vested Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 3.3.4 above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Restricted Stock is at the time considered as Non-Vested Shares. All regular cash dividends on Non-Vested Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase or (ii) released to the Purchaser upon the Purchaser’s request to the extent the Shares are Vested Shares (but not more frequently than once every six months).

3.4  Retention of Non-Vested Shares. Purchaser shall immediately deliver to the Company each certificate representing Non-Vested Shares issued to Purchaser hereunder, or deemed to be issued to Purchaser hereunder, together with the collateral instruments of transfer executed in blank, to be held by the Company until such time as all shares represented by that certificate are Vested Shares and any indebtedness with respect to those shares has been paid in full; provided, however, that if the Company holds a certificate representing Vested Shares and Non-Vested Shares, and any indebtedness with respect to the Vested Shares has been paid in full, upon Purchaser’s request the Company will cause a certificate representing the Vested Shares to be delivered to Purchaser, but the Company will retain any certificate representing the Non-Vested Shares.

3.5  Non-Complying Transfers. Every attempted Transfer of any shares of the Restricted Stock in violation of this Section 3 shall be null and void ab initio, and of no force or effect.

SECTION 4:  LEGENDS ON STOCK CERTIFICATES.

4.1  All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.2  Purchaser agrees that the Company may place on each certificate representing Shares the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, WHICH AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THE ISSUER HAS A RIGHT TO REPURCHASE THE SECURITIES EVIDENCED BY THIS CERTIFICATE. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

SECTION 5:  WAIVER OF RIGHTS TO PURCHASE STOCK.

By signing this Agreement, Purchaser acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Purchaser any option or equity security of the Company, other than the shares of Stock subject to this Agreement and any other right or option to purchase Stock which was previously granted in writing to Purchaser by the Board (or a committee thereof). By signing this Agreement, except as provided in the immediately preceding sentence, Purchaser specifically waives all rights he or she may have had prior to the date of this Agreement to receive any option or equity security of the Company.

SECTION 6:  GENERAL PROVISIONS.

6.1  Further Assurances. Purchaser shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement. Any sale or transfer of the Stock to Purchaser by the Company shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.

6.2  Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be given to the parties hereto as follows:

                6.2.1     If to the Company, to:

                  Ironclad Performance Wear Corporation
                  2201 Park Place, Suite 101
                  El Segundo, CA 90245-4909

6.2.2  If to Purchaser, to the address set forth in the records of the Company.

6.2.3  Any such notice request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage pre-paid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this Section 6.2.

6.3  Transfer of Rights under this Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, Company, firm or entity, including its officers, Directors and stockholders, with or without consideration.

6.4  Purchase Rights Non Transferable. Purchaser may not sell, transfer, assign or otherwise dispose of any rights hereunder except by will or the laws of descent and distribution and the rights hereunder may be exercised during the lifetime of Purchaser only by the Purchaser or by his or her guardian or legal representative.

6.5  Market Stand-Off. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act (a “Public Offering”), Purchaser shall not Transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). The Market Stand-Off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.

6.6  Adjustment. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, an extraordinary dividend payable in a form other than stock, recapitalization, combination or reclassification, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Right of Repurchase; and (ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Repurchase Right; provided, however, that the aggregate purchase price payable for the Restricted Stock shall remain the same.

6.7  Successors and Assigns. Except to the extent this Agreement is specifically limited by the terms and provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

6.8  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

6.9  Severability. Should any paragraph or any part of a paragraph within this Stock Purchase Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph or part of a paragraph in this Stock Purchase Agreement.

6.10  Attorneys’ Fees. In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party’s costs and expenses, including attorneys’ fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, “attorneys’ fees” shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

6.11  The Plan. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply herewith. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

6.12  Miscellaneous. Title and captions contained in this Agreement are inserted for convenience and reference only and do not constitute a part of this Agreement for any purpose.

SPOUSAL CONSENT

The undersigned spouse of __________________________ does hereby consent to the execution of the foregoing Agreement by _____________________, and the performance by him (or her) of his (or her) obligations thereunder.

Dated:________________	_______________________________________________________________________ (Signature)

EXHIBIT A

PROMISSORY NOTE

$________________	Date:_______________

        FOR VALUE RECEIVED, the undersigned promises to pay to Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), the principal sum of $_______________ with interest from the date hereof on the unpaid principal balance at the rate of _______% per annum, compounded annually. Accrued but unpaid interest under this Note shall be due and payable annually on the date immediately preceding the anniversary of this Note, at the rate of ____% per annum, and the unpaid principal balance and any remaining accrued but unpaid interest shall be due and payable on _______________, _____.

All sums paid hereunder shall be paid in lawful money of the United States of America at the principal executive offices of the Company or at such other place as the holder of this Note shall have designated to the undersigned in writing. The principal amount of this Note may be paid in whole or in part (in either case with any interest accrued through the date of payment) at any time or from time to time, prior to maturity, without penalty or charge for prepayment. All sums paid hereunder shall be applied first to any unpaid interest and then to the principal amount then outstanding.

If service of the undersigned with the Company is terminated for any reason, with or without cause, the holder of this Note shall be entitled at its option to demand payment of the full principal amount of this Note then unpaid, together with all interest accrued thereon to the date of payment, by delivery to the undersigned of written demand. Not later than 30 days after delivery of such demand the undersigned shall pay the principal amount together with all accrued interest.

The undersigned shall pay to the holder of this Note reasonable attorneys’ fees and all costs and other expenses (including, without limitation, fees, costs and expenses of litigation) incurred by the holder in enforcing this Note. This Note is secured by a Security Agreement of even date herewith between the Company and the undersigned. The holder of this Note is entitled to the benefits of the Security Agreement and may enforce the agreements of the undersigned contained therein and exercise the remedies provided for thereby or otherwise available with respect to this Note.

Borrower	Company

Print name and Address: __________________________	Its:_________________________________

EXHIBIT B

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is made and entered into as of the ___ day of ______________, ____, between Ironclad Performance Wear Corporation, a Nevada corporation (“Lender”) and ___________________ (“Debtor”).

A. Debtor has concurrently herewith purchased from Lender _____ shares of Lender’s Common Stock (the “Stock”) pursuant to that certain Stock Purchase Agreement, dated ________________, ____, between Lender and Debtor (the “Purchase Agreement”) and has made payment therefor by delivery of Debtor’s promissory note of even date herewith (the “Note”).

B. Debtor and Lender desire to have Debtor grant to Lender a security interest in the collateral described below as security for Debtor’s performance of the terms and conditions of the Purchase Agreement, the Note and this Security Agreement.

NOW, THEREFORE, on the basis of the above facts and in consideration of the mutual covenants and agreements set forth below, Lender and Debtor agree as follows:

SECTION 1:  GRANT OF SECURITY INTEREST.

As security for Debtor’s full and faithful performance of each and all of its obligations and liabilities under the Note, and any and all modifications, extensions or renewals thereof, the Purchase Agreement and this Security Agreement, Debtor hereby grants and assigns to Lender a continuing security interest in and to the Stock, and all stock dividends, cash dividends, liquidating dividends, new securities and all other property, moneys and rights to which Debtor may become entitled on account thereof (the “Collateral”).

SECTION 2:  PERFECTION OF SECURITY INTEREST.

To perfect Lender’s security interest in and lien on the Collateral, Debtor shall, upon the execution of this Agreement, immediately deliver to Lender, together with collateral instruments of transfer executed in blank, all certificates representing the Stock to be held by Lender until released pursuant to Section 6 hereof.

SECTION 3:  DEFAULT.

3.1  At the sole and exclusive option of Lender, upon an Event of Default (as defined in Section 3.2 below) Lender may exercise any or all of the rights and remedies of a secured party under the California Uniform Commercial Code, as amended from time to time. All rights and remedies of Lender shall be cumulative and may be exercised successively or concurrently and without impairment of Lender’s interest in the Collateral.

3.2  As used herein, an Event of Default (“Event of Default”) shall mean any of the following:

3.2.1  The failure of Debtor to perform any of its obligations under the Purchase Agreement, the Note or this Security Agreement; or

3.2.2  The occurrence of one or more of the following: (i) Debtor becoming the subject of any case or action or order for relief under the Bankruptcy Reform Act of 1978; (ii) the filing by Debtor of a petition or answer to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute, or the filing of any answer admitting the material allegations of a petition filed against Debtor in any proceeding under any such law or the taking of any action by Debtor for the purpose of effecting the foregoing; the appointment of a trustee, receiver or custodian of Debtor or any of Debtor’s material assets or properties; (iii) Debtor making an assignment for the benefit of creditors; or (iv) the occurrence of any other act by Debtor or Debtor’s creditors which Lender reasonably determines may jeopardize Debtor’s ability to pay the Note or perform Debtor’s obligations under the Purchase Agreement or this Security Agreement.

SECTION 4:  WARRANTIES AND REPRESENTATIONS OF DEBTOR.

Debtor hereby represents and warrants that the Collateral is free and clear of any security interest, lien, restriction or encumbrance and that he has the full right and power to transfer the Collateral to Lender free and clear thereof and to enter into and carry out the Purchase Agreement, the Note and this Security Agreement.

SECTION 5:  POWER OF ATTORNEY.

Debtor hereby appoints Lender’s Secretary as his true and lawful attorney-in-fact to transfer the Collateral or cause it to be transferred on Lender’s books whenever Lender determines in its sole and absolute discretion that such transfer is necessary or advisable to protect its rights or interests under this Security Agreement.

SECTION 6:  RELEASE OF THE COLLATERAL.

Within five days following receipt by Lender of the unpaid principal amount of the Note from Debtor, Lender shall release from its security interest hereunder and deliver or cause to be delivered to Debtor the Stock.

SECTION 7:  WAIVERS.

No waiver by Lender of any breach or default by Debtor under the Purchase Agreement, the Note or this Security Agreement shall be deemed a waiver of any breach or default thereafter occurring, and the taking of any action by Lender shall not be deemed an election of that action in exclusion of any other action. The rights, privileges, remedies and options granted to Lender under this Security Agreement or under any applicable law shall be deemed cumulative and may be exercised successively or concurrently.

SECTION 8:  GENERAL PROVISIONS.

8.1  Notices. All notices, requests, demands or other communications under this Security Agreement shall be in writing and shall be given to parties hereto as follows:

8.1.1  If to the Company, to:

                   Ironclad Performance Wear Corporation
               2201 Park Place, Suite 101
               El Segundo, CA 90245-4909

8.1.2  If to Debtor, to the address set forth in the records of the Company, or such other address as may be furnished by either such party in writing to the other party hereto.

8.1.3  Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this Paragraph 8.

8.2  Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

8.3  Severability. Should any paragraph or any part of a paragraph within this Security Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph or part of a paragraph in this Security Agreement.

8.4  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

8.5  Attorneys’ Fees. In the event that any action, suit or proceeding is instituted upon any breach of this Security Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party’s costs and expenses, including attorneys’ fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, “Attorneys’ Fees” shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

8.6  Entire Agreement. The making, execution and delivery of this Security Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Security Agreement, the Purchase Agreement and the Note embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

8.7  Miscellaneous. Titles and captions contained in this Security Agreement are inserted for convenience of reference only and do not constitute part of this Security Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first above written.

DEBTOR:	LENDER:
(Sign) (Please print name and address)	By: __________________________________________ Its: __________________________________________

EXHIBIT C

STOCK ASSIGNMENT

SEPARATE FROM CERTIFICATE

For Value Received, _________________________________ (“Holder”) hereby sells, assigns and transfers unto _____________________________________________________ (________) shares (the “Shares”) of the Common Stock of Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”), held of record by Holder and represented by Certificate No. ______, and hereby irrevocably constitutes and appoints as Holder’s attorney to transfer the Shares on the books of the Company, with full power of substitution in the premises.

The signature to this assignment must correspond with the name written upon the face of the Certificate in every particular without any alteration or addition or any other change.

Dated ____________________

(Signature of Holder)

(Please print name and address)

SIGNATURE GUARANTEED BY:
(Holder’s signature must be guaranteed by a
bank, a trust company or a brokerage firm):